Royal Sonesta Chase Park Plaza St. Louis, MO FOURTH QUARTER 2020 Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. Exhibit 99.2

Supplemental Q4 2020 2 Table of Contents CORPORATE INFORMATION Company Profile............................................................................................................................................................................................. 3 Investor Information....................................................................................................................................................................................... 4 Research Coverage........................................................................................................................................................................................ 5 FINANCIALS Key Financial Data.......................................................................................................................................................................................... 6 Consolidated Balance Sheets....................................................................................................................................................................... 7 Consolidated Statements of Income (Loss)................................................................................................................................................ 8 Calculation of FFO and Normalized FFO.................................................................................................................................................... 9 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre...................................................................................................................... 10 Notes to Consolidated Statements of Income (Loss), and calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA.......................................................................................................................... 11 Debt Summary................................................................................................................................................................................................ 12 Debt Maturity Schedule................................................................................................................................................................................. 13 Leverage Ratios, Coverage Ratios and Public Debt Covenants............................................................................................................... 14 Capital Expenditures and Restricted Cash Activity.................................................................................................................................... 15 Property Acquisitions and Dispositions Information Since January 1, 2020.......................................................................................... 16 PORTFOLIO INFORMATION Portfolio Summary.......................................................................................................................................................................................... 17 Consolidated Portfolio by Brand Affiliation................................................................................................................................................ 18 Consolidated Portfolio Diversification by Industry.................................................................................................................................... 19 Hotel Portfolio by Brand................................................................................................................................................................................ 20 Hotel Operating Statistics by Service Level - Comparable Hotels........................................................................................................... 21 Hotel Operating Statistics by Service Level - All Hotels............................................................................................................................ 22 Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - Comparable Hotels................................................. 23 Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels.................................................................. 24 Net Lease Portfolio by Brand........................................................................................................................................................................ 25 Net Lease Portfolio by Industry.................................................................................................................................................................... 26 Net Lease Portfolio by Tenant (Top 10)....................................................................................................................................................... 27 Net Lease Portfolio Expiration Schedule..................................................................................................................................................... 28 Net Lease Portfolio Occupancy Summary................................................................................................................................................... 29 Non-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS................................................................................................................................. 30 WARNING CONCERNING FORWARD-LOOKING STATEMENTS................................................................................................................................... 32 Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document. SVC Nasdaq Listed

Supplemental Q4 2020 3 Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 964-8389 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: SVC Key Data (as of and for the three months ended December 31, 2020): (dollars in 000s) Total properties: 1,109 Hotels 310 Net lease properties 799 Number of hotel rooms/suites 49,014 Total net lease square feet 13,455,405 Q4 2020 Total revenues $ 270,043 Q4 2020 Net loss $ (137,740) Q4 2020 Normalized FFO $ (22,474) Q4 2020 Adjusted EBITDAre $ 64,953 The Company: Service Properties Trust, or SVC, we, our or us, is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada with 142 distinct brands across 23 distinct industries. SVC is a component of 131 market indices and it comprises more than 1% of the following index as of December 31, 2020: Bloomberg REIT Hotels Index (BBREHOTL). Management: SVC is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2020, RMR had $32.0 billion of real estate assets under management and the combined RMR managed companies had approximately $10 billion of annual revenues, nearly 2,100 properties and approximately 43,000 employees. We believe that being managed by RMR is a competitive advantage for SVC because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self-managed. Company Profile RETURN TO TABLE OF CONTENTS

Supplemental Q4 2020 4 Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Independent Trustee John L. Harrington William A. Lamkin John G. Murray Lead Independent Trustee Independent Trustee Managing Trustee Adam D. Portnoy Chair of the Board & Managing Trustee Senior Management John G. Murray Brian E. Donley Todd W. Hargreaves President and Chief Executive Officer Chief Financial Officer and Treasurer Vice President and Chief Investment Officer Contact Information Investor Relations Inquiries Service Properties Trust Financial, investor and media inquiries should be directed to: Two Newton Place Kristin Brown, Director, Investor Relations at 255 Washington Street/Suite 300 (617) 796-8232, or kbrown@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 964-8389 (email) info@svcreit.com (website) www.svcreit.com Investor Information RETURN TO TABLE OF CONTENTS

SERVICE PROPERTIES TRUST

Research Coverage

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

BTIG
James Sullivan
(212) 738-6139
jsullivan@btig.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies

Moody's Investors Service
Reed Valutas
(212) 553-4169
reed.valutas@moodys.com

S&P Global
Michael Souers
(212) 438-2508
michael.souers@spglobal.com

Senior Unsecured Debt Ratings

Standard & Poor's: BB-/BB
Moody's: Ba2/ Ba1 [1]

(1) BB/ Ba1 rating assigned to guaranteed Senior Unsecured Notes.

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

RETURN TO TABLE OF CONTENTS Supplemental Q4 2020 5

Supplemental Q4 2020 6 As of and For the Three Months Ended 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Selected Balance Sheet Data: Total gross assets $ 11,967,429 $ 12,009,267 $ 12,026,904 $ 12,206,842 $ 12,154,728 Total assets $ 8,687,319 $ 8,796,673 $ 8,879,545 $ 8,996,623 $ 9,033,967 Total liabilities $ 6,584,529 $ 6,554,589 $ 6,533,824 $ 6,614,357 $ 6,528,089 Total shareholders' equity $ 2,102,790 $ 2,242,084 $ 2,345,721 $ 2,382,266 $ 2,505,878 Selected Income Statement Data: Total revenues $ 270,043 $ 296,495 $ 214,940 $ 483,766 $ 580,906 Net loss $ (137,740) $ (102,642) $ (37,349) $ (33,650) $ (14,893) FFO $ (43,124) $ 23,195 $ 117,924 $ 123,084 $ 147,830 Normalized FFO $ (22,474) $ 23,195 $ 78,158 $ 123,084 $ 151,622 Adjusted EBITDAre $ 64,953 $ 103,611 $ 152,166 $ 195,137 $ 227,013 Per Common Share Data (basic and diluted): Net loss $ (0.84) $ (0.62) $ (0.23) $ (0.20) $ (0.09) FFO $ (0.26) $ 0.14 $ 0.72 $ 0.75 $ 0.90 Normalized FFO $ (0.14) $ 0.14 $ 0.48 $ 0.75 $ 0.92 Dividend Data: Annualized dividends paid per share during the period $ 0.04 $ 0.04 $ 0.04 $ 2.16 $ 2.16 Annualized dividend yield (at end of period) 0.3% 0.5% 0.6% 40.0% 8.9 % Normalized FFO payout ratio (7.1) % 7.1% 2.1% 72.0% 58.7% (dollars in thousands, except per share data) Key Financial Data RETURN TO TABLE OF CONTENTS

Supplemental Q4 2020 7 As of December 31 2020 2019 ASSETS Real estate properties: Land $ 2,030,440 $ 2,066,602 Buildings, improvements and equipment 9,131,832 9,318,434 Total real estate properties, gross 11,162,272 11,385,036 Accumulated depreciation (3,280,110) (3,120,761) Total real estate properties, net 7,882,162 8,264,275 Acquired real estate leases and other intangibles, net 325,845 378,218 Assets held for sale 13,543 87,493 Cash and cash equivalents 73,332 27,633 Restricted cash 18,124 53,626 Due from related persons 55,530 68,653 Other assets, net 318,783 154,069 Total assets $ 8,687,319 $ 9,033,967 LIABILITIES AND SHAREHOLDERS' EQUITY Revolving credit facility $ 78,424 $ 377,000 Term loan, net — 397,889 Senior unsecured notes, net 6,130,166 5,287,658 Security deposits 294 109,403 Accounts payable and other liabilities 345,079 335,696 Due to related persons 30,566 20,443 Total liabilities 6,584,529 6,528,089 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,823,833 and 164,563,034 shares issued and outstanding, respectively 1,648 1,646 Additional paid in capital 4,550,385 4,547,529 Cumulative other comprehensive loss (760) — Cumulative net income available for common shareholders 3,180,263 3,491,645 Cumulative common distributions (5,628,746) (5,534,942) Total shareholders' equity 2,102,790 2,505,878 Total liabilities and shareholders' equity $ 8,687,319 $ 9,033,967 Consolidated Balance Sheets (dollars in thousands, except per share data) RETURN TO TABLE OF CONTENTS

Consolidated Statements of Income (Loss)

SERVICE PROPERTIES TRUST

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
Revenues:				
Hotel operating revenues [1]	$ 174,520	$ 467,805	$ 875,098	$ 1,989,173
Rental income [3]	95,523	111,727	389,955	322,236
FF&E reserve income [4]	–	1,374	201	4,739
Total revenues	270,043	580,906	1,265,254	2,316,148
Expenses:				
Hotel operating expenses [1][2][12][13][15]	204,998	334,916	697,904	1,410,927
Other operating expenses	4,179	3,938	15,208	8,357
Depreciation and amortization	121,351	126,727	498,908	428,448
General and administrative	13,046	17,733	50,668	54,639
Transaction related costs [5]	–	1,795	–	1,795
Loss on asset impairment [6]	254	39,296	55,756	39,296
Total expenses	343,828	524,405	1,318,444	1,943,462
Gain on sale of real estate, net [7]	11,916	–	2,261	159,535
Unrealized gains (losses) on equity securities, net [8]	15,473	3,300	19,882	(40,461)
Gain on insurance settlement [9]	–	–	62,386	–
Dividend income	–	–	–	1,752
Interest income	1	441	284	2,215
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $4,220, $3,288, $14,870 and $11,117, respectively)	(82,811)	(73,384)	(306,490)	(225,126)
Loss on early extinguishment of debt [10]	(2,424)	–	(9,394)	(8,451)
Income (loss) before income taxes and equity in earnings (losses) of an investee	(131,630)	(13,142)	(284,261)	262,150
Income tax expense [9]	(505)	(1,527)	(17,211)	(2,793)
Equity in earnings (losses) of an investee [11]	(5,605)	(224)	(9,910)	393
Net income (loss)	$ (137,740)	$ (14,893)	$ (311,382)	$ 259,750
Weighted average common shares outstanding (basic)	164,498	164,364	164,422	164,312
Weighted average common shares outstanding (diluted)	164,498	164,364	164,422	164,340
Net income (loss) per common share (basic and diluted)	$ (0.84)	$ (0.09)	$ (1.89)	$ 1.58



See accompanying notes on page 11.

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Supplemental Q4 2020
8

Calculation of FFO and Normalized FFO

SERVICE PROPERTIES TRUST

(dollars in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net income (loss)	$ (137,740)	$ (102,642)	$ (37,349)	$ (33,650)	$ (14,893)	$ (311,382)	$ 259,750
Add (Less): Depreciation and amortization	121,351	122,204	127,427	127,926	126,727	498,908	428,448
(Gain) loss on sale of real estate, net [7]	(11,916)	(109)	2,853	6,911	–	(2,261)	(159,535)
Loss on asset impairment [6]	254	10,248	28,514	16,740	39,296	55,756	39,296
Unrealized (gains) losses on equity securities, net [8]	(15,473)	(5,606)	(3,848)	5,045	(3,300)	(19,882)	40,461
Adjustments to reflect our share of FFO attributable to an investee [11]	400	(900)	327	112	–	(61)	–
FFO	(43,124)	23,195	117,924	123,084	147,830	221,078	608,420
Add (Less): Transaction related costs [5]	–	–	–	–	1,795	–	1,795
Loss on early extinguishment of debt [10]	2,424	–	6,970	–	–	9,394	8,451
Loss contingency [12]	3,962	–	–	–	1,997	3,962	1,997
Gain on insurance settlement, net of tax [9]	(1,800)	–	(46,736)	–	–	(48,536)	–
Hotel manager transition related costs [13]	15,100	–	–	–	–	15,100	–
Adjustments to reflect our share of Normalized FFO attributable to an investee [11]	964	–	–	–	–	964	–
Normalized FFO	$ (22,474)	$ 23,195	$ 78,158	$ 123,084	$ 151,622	$ 201,962	$ 620,663
Weighted average shares outstanding (basic)	164,498	164,435	164,382	164,370	164,364	164,422	164,312
Weighted average shares outstanding (diluted)	164,498	164,435	164,382	164,370	164,364	164,422	164,340
Basic and diluted per share common share amounts:							
Net income (loss)	$ (0.84)	$ (0.62)	$ (0.23)	$ (0.20)	$ (0.09)	$ (1.89)	$ 1.58
FFO	$ (0.26)	$ 0.14	$ 0.72	$ 0.75	$ 0.90	$ 1.34	$ 3.70
Normalized FFO	$ (0.14)	$ 0.14	$ 0.48	$ 0.75	$ 0.92	$ 1.23	$ 3.78


TA
Welcome
LAREDO TRAVEL CENTER

See accompanying notes on page 11.

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Supplemental Q4 2020 9

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended					For the Year Ended	
		12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net income (loss)		$ (137,740)	$ (102,642)	$ (37,349)	$ (33,650)	$ (14,893)	$ (311,382)	$ 259,750
Add (Less):	Interest expense	82,811	80,532	72,072	71,075	73,384	306,490	225,126
	Income tax expense (benefit) [9]	505	(296)	16,660	342	1,527	17,211	2,793
	Depreciation and amortization	121,351	122,204	127,427	127,926	126,727	498,908	428,448
EBITDA		66,927	99,798	178,810	165,693	186,745	511,227	916,117
Add (Less):	(Gain) loss on sale of real estate, net [7]	(11,916)	(109)	2,853	6,911	–	(2,261)	(159,535)
	Loss on asset impairment [7]	254	10,248	28,514	16,740	39,296	55,756	39,296
EBITDA*re*		55,265	109,937	210,177	189,344	226,041	564,722	795,878
Add (Less):	General and administrative expense paid in common shares [14]	920	863	832	590	480	3,206	2,849
	Transaction related costs [5]	–	–	–	–	1,795	–	1,795
	Adjustments to reflect our share of EBITDA attributable to an investee [11]	2,755	(1,583)	421	158	–	1,751	–
	Loss on early extinguishment of debt [10]	2,424	–	6,970	–	–	9,394	8,451
	Gain on insurance settlement [9]		–	(62,386)	–	–	(62,386)	–
	Unrealized (gains) losses on equity securities, net [8]	(15,473)	(5,606)	(3,848)	5,045	(3,300)	(19,882)	40,461
	Loss contingency [12]	3,962	–	–	–	1,997	3,962	1,997
	Hotel manager transition related costs [13]	15,100	–	–	–	–	15,100	–
Adjusted EBITDA*re*		$ 64,953	$ 103,611	$ 152,166	$ 195,137	$ 227,013	$ 515,867	$ 851,431



Mister CAR WASH

See accompanying notes on page 11.

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Supplemental Q4 2020 10

Supplemental Q4 2020 11 (1) As of December 31, 2020, we owned 310 hotels; 305 of these hotels were managed by hotel operating companies. We have entered into an agreement to sell five hotels and we have entered into a short term lease with the buyer in anticipation of the sale. Our consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels. (2) When managers of our hotels are required to fund the shortfalls of minimum returns under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $13,387 and $15,907 for the three months ended December 31, 2020 and 2019, respectively, and $235,522 and $29,162 for the year ended December 31, 2020 and 2019, respectively. (3) We reduced rental income by $416 and $3,351 for the three months ended December 31, 2020 and 2019, respectively, and reduced rental income by $714 and $10,719 for the years ended December 31, 2020 and 2019, respectively, to record scheduled rent changes under certain of our leases, the deferred rent obligations under our leases with TA and the estimated future payments to us under our leases with TA for the cost of removing underground storage tanks on a straight-line basis. (4) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. We report deposits by our tenants into the escrow accounts under our hotel leases as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income. (5) Transaction related costs represents costs related to exploration of possible financing transactions. (6) We recorded a $254 loss on asset impairment during the three months ended December 31, 2020 to reduce the carrying value of five net lease properties to their estimated fair value. We recorded a $55,756 loss on asset impairment during the year ended December 31, 2020 to reduce the carrying value of 18 hotels and 13 net lease properties to their estimated fair value. We recorded a $39,296 loss on asset impairment during the three months and year ended December 31, 2019 to reduce the carrying value of 19 net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair value. (7) We recorded an $11,916 net gain on sale of real estate during the three months ended December 31, 2020 in connection with the sales of 18 hotels and six net lease properties. We recorded a $2,261 net gain on sale of real estate during the year ended December 31, 2020 in connection with the sales of 18 hotels and 21 net lease properties. We recorded a $159,535 gain on sale of real estate during the year ended December 31, 2019 in connection with the sale of 20 travel centers. (8) Unrealized gains (losses) on equity securities, net represents the adjustment required to adjust the carrying value of our former investment in RMR Inc. common stock and our investment in TA common shares to their fair value. We sold our RMR Inc. shares in July 2019. (9) We recorded a $62,386 gain on insurance settlement during the year ended December 31, 2020 for insurance proceeds received for our leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, we are required to increase the building basis of our San Juan hotel for the amount of the insurance proceeds. We also recorded a $13,850 deferred tax liability as a result of the book value to tax basis difference related to this accounting in the year ended December 31, 2020. (10) We recorded a loss of $2,424 and $6,970 during the quarters ended December 31, 2020 and June 30, 2020, respectively, on extinguishment of debt relating to our repayment of our $400 million term loan and certain unsecured senior notes. We recorded a $8,451 loss on early extinguishment of debt in the year ended December 31, 2019 related to the termination of a term loan commitment we arranged in connection with the acquisition of a net lease portfolio. (11) Represents our proportionate share of our equity investment in Sonesta during the three months and year ended December 31, 2020 and Affiliates Insurance Company during the three months and year ended December 31, 2019. (12) Hotel operating expenses for the three months and year ended December 31, 2020 includes a $3,962 loss contingency related to a litigation matter at certain hotels. We recorded a $1,997 loss contingency during the three months ended December 31, 2019 for an expected settlement of a historical pension withdrawal liability for a hotel we rebranded. (13) Hotel operating expenses for the three months and year ended December 31, 2020 includes $15,100 of hotel manager transition related costs resulting from the rebranding of 112 hotels during the periods. (14) Amounts represent the equity compensation for our Trustees, officers and certain other employees of our manager. (15) We are amortizing a liability we recorded for the fair value of our initial investment in Sonesta as a reduction to hotel operating expenses in our consolidated statements of income (loss). We reduced hotel operating expenses by $621 and $2,070 for the three months and year ended December 31, 2020, respectively, for this liability. Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA (dollar in thousands, except share data) RETURN TO TABLE OF CONTENTS

Debt Summary

SERVICE PROPERTIES TRUST

As of December 31, 2020
(dollars in thousands)

	Interest Rate		Principal Balance	Maturity Date		Due at Maturity	Years to Maturity
Floating Rate Debt:							
$1,000,000 revolving credit facility [(1)(2)(3)]	2.850 %	$	78,424	7/15/22	$	78,424	1.5
Unsecured Fixed Rate Debt:							
Senior unsecured notes due 2022	5.000 %		500,000	8/15/22		500,000	1.6
Senior unsecured notes due 2023	4.500 %		500,000	6/15/23		500,000	2.5
Senior unsecured notes due 2024	4.650 %		350,000	3/15/24		350,000	3.2
Senior unsecured notes due 2024	4.350 %		825,000	10/1/24		825,000	3.8
Senior unsecured notes due 2025	4.500 %		350,000	3/15/25		350,000	4.2
Senior unsecured notes due 2025 [(4)]	7.500 %		800,000	9/15/25		800,000	4.7
Senior unsecured notes due 2026	5.250 %		350,000	2/15/26		350,000	5.1
Senior unsecured notes due 2026	4.750 %		450,000	10/1/26		450,000	5.8
Senior unsecured notes due 2027	4.950 %		400,000	2/15/27		400,000	6.1
Senior unsecured notes due 2027 [(4)]	5.500 %		450,000	12/15/27		450,000	7.0
Senior unsecured notes due 2028	3.950 %		400,000	1/15/28		400,000	7.0
Senior unsecured notes due 2029	4.950 %		425,000	10/1/29		425,000	8.8
Senior unsecured notes due 2030	4.375 %		400,000	2/15/30		400,000	9.1
Subtotal / weighted average	5.065 %		6,200,000			6,200,000	5.1
Total / weighted average [(5)]	5.038 %	$	6,278,424		$	6,278,424	5.1

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 235 basis points per annum, subject to an interest rate floor of 0.50%. We also pay a facility fee of 30 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of December 31, 2020. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility by two additional six month periods.

(2) Under the terms of our November 2020 amendment to the credit agreement governing our credit facility, we have provided equity pledges on certain of our property owning subsidiaries and have agreed to provide first mortgage liens on 74 properties owned by the pledging subsidiaries to secure our obligations under the credit agreement.

(3) On January 19, 2021, we borrowed $972,793 under our revolving credit facility as a precautionary measure to preserve financial flexibility. As of February 26, 2021, we were fully drawn under our revolving credit facility.

(4) The notes are guaranteed by certain of our subsidiaries.

(5) The carrying value of our total debt of $6,208,590 as of December 31, 2020 is net of unamortized discounts and premiums and certain issuance costs totaling $69,834.

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Supplemental Q4 2020 12

Supplemental Q4 2020 13 (1) Represents amounts outstanding under our $1.0 billion revolving credit facility at December 31, 2020. (2) On January 19, 2021, we borrowed $972.8 million under our revolving credit facility as a precautionary measure to preserve financial flexibility. As of February 26, 2021, we were fully drawn under our revolving credit facility. $78 Debt Maturity Schedule As of December 31, 2020 RETURN TO TABLE OF CONTENTS (1) (2)

Leverage Ratios, Coverage Ratios and Public Debt Covenants

SERVICE PROPERTIES TRUST

	As of and For the Three Months Ended				
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Leverage Ratios:					
Net debt / total gross assets	51.8 %	51.9 %	51.7 %	50.4 %	50.2 %
Net debt / gross book value of real estate assets	53.7 %	54.4 %	54.1 %	52.0 %	52.0 %
Secured debt/ total assets	0.9 %	14.0 %	13.8 %	0.0 %	0.0 %
Variable rate debt / Net debt	1.3 %	7.7 %	7.0 %	13.9 %	12.7 %
Coverage Ratios:					
Adjusted EBITDAre / interest expense	0.77x	1.3x	2.1x	2.7x	3.1x
Net debt / rolling four-quarter Adjusted EBITDAre	12.0x	9.2x	7.9x	7.2x	7.2x

	As of and For the Trailing Twelve Months Ended				
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Public Debt Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150%	167.3 %	197.2 %	199.5 %	201.5 %	202.5 %
Incurrence Covenants [1]					
Total debt / adjusted total assets - allowable maximum 60.0%	51.3 %	50.4 %	50.1 %	49.6 %	49.4 %
Secured debt / adjusted total assets - allowable maximum 40.0%	0.6 %	3.9 %	3.5 %	0.0 %	0.0 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.56x	2.05x	2.85x	2.87x	2.86x



(1) We are not able to incur additional debt if we do not meet the required covenant levels.

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Supplemental Q4 2020 14

Capital Expenditures and Restricted Cash Activity

SERVICE PROPERTIES TRUST

(dollars in thousands)

Capital Expenditures	For the Three Months Ended				
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Hotel capital improvements & FF&E Reserve fundings [1]	$ 32,153	$ 29,874	$ 39,085	$ 35,015	$ 119,380
Net lease capital improvements	265	18	221	4,179	2,295
Total capital improvements & FF&E Reserve fundings	$ 32,418	$ 29,892	$ 39,306	$ 39,194	$ 121,675

Restricted Cash	As of and For the Three Months Ended				
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Total restricted cash (beginning of period)	$ 38,130	$ 29,652	$ 44,537	$ 53,626	$ 53,519
Manager deposits into FF&E Reserve	2,782	18,735	–	18,806	18,100
SVC fundings into FF&E Reserve:					
IHG	–	–	3,900	–	25,100
Marriott	15,400	21,500	28,600	5,800	10,877
Radisson	1,985	–	–	–	–
Hotel improvements funded from FF&E Reserves	(26,269)	(31,757)	(47,385)	(48,695)	(53,970)
FF&E reserves (end of period)	32,028	38,130	29,652	29,537	53,626
Hotel manager deposit (withdrawal) of insurance proceeds	(13,904)	–	–	15,000	–
Total restricted cash (end of period)	$ 18,124	$ 38,130	$ 29,652	$ 44,537	$ 53,626



(1) Includes amounts we funded into our FF&E reserves and amounts directly reimbursed to our hotel managers for capital expenditures.

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Supplemental Q4 2020 15

Property Acquisitions and Dispositions Information Since January 1, 2020

SERVICE PROPERTIES TRUST

(dollars in thousands, except per room and per sq. ft. data)

ACQUISITIONS:

Date Acquired	Properties	Brand	Location	Square Footage	Operating Agreement	Purchase Price [1]	Average Purchase Price per Room or Suite / Square Foot
3/12/2020	3	Taco Bell	Various	6,696	AG Bells LLC	$ 7,071	$ 1,056

DISPOSITIONS:

Date Disposed	Properties	Brand	Location	Rooms or Suites/ Square Footage	Former Operating Agreement	Sales Price [1]	Average Sales Price per Room or Suite / Square Foot
01/28/2020	1	Vacant	Gothenburg, NE	31,978	Vacant	$ 585	$ 18
02/06/2020	1	Vacant	Rochester, MN	90,503	Vacant	2,600	29
02/13/2020	1	Vacant	Ainsworth, NE	32,901	Vacant	775	24
02/14/2020	1	Vacant	Dekalb, IL	5,052	Vacant	1,050	208
03/02/2020	1	HOM Furniture, Inc.	Eau Claire, MI	98,824	HOM Furniture, Inc.	2,600	26
03/28/2020	1	Vacant	Stillwater, OK	33,018	Vacant	400	12
05/26/2020	1	Vacant	Pawtucket, RI	22,027	Vacant	1,610	73
05/28/2020	1	Destination XL Group, Inc.	Canton, MA	755,992	Destination XL Group, Inc.	51,000	67
05/28/2020	1	Vacant	Phoenix, AZ	29,434	Vacant	2,900	99
06/25/2020	1	Vacant	Bellefontaine, OH	2,267	Vacant	440	194
07/17/2020	1	Pizza Hut	Clinton, MD	2,935	ADF Midatlantic LLC	700	239
08/20/2020	1	Pizza Hut	Lancaster, PA	3,014	Chaac Pizza Northeast, LLC	775	257
08/26/2020	1	Vacant	Baton Rouge, LA	2,334	Vacant	750	321
08/26/2020	1	Vacant	Winston-Salem, NC	32,816	Vacant	1,300	40
09/17/2020	1	Vacant	Hillard, OH	5,316	Vacant	2,350	442
10/06/2020	1	Vacant	Cabot, AR	18,165	Vacant	550	30
10/08/2020	1	The Forge Bar and Grill	Lander, WY	8,900	The Forge Bar and Grill	350	39
11/02/2020	1	Vacant	Raleigh, NC	55,558	Vacant	3,900	70
11/18/2020	8	TownePlace Suites	Various	834	Marriott	44,800	54
12/15/2020	1	Pizza Hut	Fredrick, MD	3,000	Chaac Pizza	800	267
12/22/2020	1	Vacant	O'Neill, NE	31,374	Vacant	850	27
12/29/2020	10	Hawthorne Suites	Various	1,212	Wyndham	40,987	34
12/30/2020	1	Vacant	Morrisville, PA	110,075	Vacant	12,100	110
	39			2,046 /1,375,483		$ 174,172	$42 /$64



(1) Represents cash purchase or sale price and excludes acquisition and closing related costs, respectively.

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Supplemental Q4 2020 16

Supplemental Q4 2020 17 Number of Properties Hotel Properties 310 Number of hotel rooms 49,014 Net Lease Properties 799 Square feet 13,455,405 Total Properties 1,109 Average hotel property size 158 rooms Average net lease property size 16,840 sq. feet Investments Diversification Facts Hotels $ 6,961,748 Tenants/Operators 177 Net Lease Properties 5,157,426 Brands 142 Total Investments $ 12,119,174 Industries 23 States 47 (37 States, DC, PR, ON) Portfolio Summary As of December 31, 2020 (dollars in thousands) RETURN TO TABLE OF CONTENTS (1) Based on investment (1) (1)

Consolidated Portfolio by Brand Affiliation

SERVICE PROPERTIES TRUST

As of December 31, 2020
(Amounts in thousands)

Brand Affiliation	Segment	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Percent of Total Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Investment [1]	Percent of Total Investment	Investment Per Room / SF
Sonesta	Hotels	168	15.1 %	28,325	57.7 %	$ 4,498,559	37.1 %	$ 159
TravelCenters of America	Net Lease	134	12.1 %	3,720,693	27.7 %	2,281,589	18.8 %	613
Marriott	Hotels	105	9.5 %	15,101	30.7 %	1,721,763	14.2 %	114
Petro Stopping Centers	Net Lease	45	4.1 %	1,470,004	10.9 %	1,021,226	8.4 %	695
Hyatt	Hotels	22	2.0 %	2,724	5.6 %	301,942	2.5 %	111
Radisson	Hotels	9	0.8 %	1,939	4.0 %	291,123	2.4 %	150
IHG	Hotels	1	0.1 %	495	1.0 %	123,283	1.0 %	249
AMC Theatres	Net Lease	11	1.0 %	575,967	4.3 %	102,580	0.8 %	178
The Great Escape	Net Lease	14	1.3 %	542,666	4.0 %	98,242	0.8 %	181
Life Time Fitness	Net Lease	3	0.3 %	420,335	3.1 %	92,617	0.8 %	220
Buehler's Fresh Foods	Net Lease	5	0.5 %	502,727	3.7 %	76,536	0.6 %	152
Heartland Dental	Net Lease	59	5.3 %	234,274	1.7 %	61,120	0.5 %	261
Pizza Hut	Net Lease	58	5.2 %	189,609	1.4 %	58,312	0.5 %	308
Regal Cinemas	Net Lease	6	0.5 %	266,546	2.0 %	44,476	0.4 %	167
Express Oil Change	Net Lease	23	2.1 %	83,825	0.6 %	49,724	0.4 %	593
Other [2]	Net Lease	446	40.1 %	5,449,189	41.6 %	1,296,082	10.8 %	238
Total/Average		1,109	100.0 %	49,014/13,455,405	100%/100%	$ 12,119,174	100.0 %	$142,036 /$383



(1) Includes five hotels with 430 rooms, with an aggregate carrying value of $10,699 classified as held for sale and six net lease properties with 46,799 square feet with an aggregate carrying value of $2,844 classified as held for sale.
(2) Consists of 117 distinct brands with an average investment of $10,863.

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Supplemental Q4 2020 18

Consolidated Portfolio Diversification by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2020
(Amounts in thousands)

	Industry	No. of Properties	Rooms/ Square Footage		Investments [1]	Percent of Total Investment
1.	Hotels	310	49,014	$	6,961,748	57.4%
2.	Travel Centers	182	5,238,765		3,344,496	27.6%
3.	Restaurants-Quick Service	239	743,933		319,335	2.6%
4.	Restaurants-Casual Dining	56	391,163		198,932	1.7%
5.	Health and Fitness	14	870,841		189,215	1.6%
6.	Movie Theaters	20	1,047,804		168,970	1.4%
7.	Grocery	19	1,020,819		129,219	1.1%
8.	Medical/Dental Office	72	409,706		118,098	1.0%
9.	Miscellaneous Retail	19	598,731		114,433	0.9%
10.	Automotive Parts and Service	63	210,152		96,496	0.8%
11.	Automotive Dealers	9	172,251		64,756	0.5%
12.	Entertainment	4	199,853		61,436	0.5%
13.	Sporting Goods	3	331,864		52,022	0.4%
14.	Educational Services	8	169,074		41,012	0.3%
15.	Miscellaneous Manufacturing	6	758,146		31,824	0.3%
16.	Building Materials	27	430,164		30,036	0.2%
17.	Car Washes	5	41,456		28,658	0.2%
18.	Drug Stores and Pharmacies	8	82,543		23,970	0.2%
19.	Home Furnishings	3	96,388		12,946	0.1%
20.	Legal Services	5	25,429		11,362	0.1%
21.	Apparel	1	89,305		11,027	0.1%
22.	General Merchandise	3	99,233		7,492	0.1%
23.	Dollar Stores	3	27,593		2,971	–%
24.	Other	12	252,834		56,218	0.5%
25.	Vacant	18	147,358		42,502	0.4%
	Total	1,109	49,014 /13,455,405	$	12,119,174	100.0%



(1) Includes five hotels with 430 rooms, with an aggregate carrying value of $10,699 classified as held for sale and six net lease properties with 46,799 square feet with an aggregate carrying value of $2,844 classified as held for sale.

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Supplemental Q4 2020 19

Hotel Portfolio by Brand

SERVICE PROPERTIES TRUST

As of December 31, 2020
(dollars in thousands)

Brand	Service Level	Chain Scale	Number of Hotels	Percent of Total Number of Hotels	Number of Rooms or Suites	Percent of Total Number of Rooms or Suites	Investment [1]	Percent of Total Hotel Investment	Investment Per Room or Suite
Royal Sonesta Hotels®	Full Service	Luxury	15	4.8 %	4,947	10.1 %	$ 1,632,669	23.5 %	$ 330
Sonesta Hotels & Resorts®	Full Service	Upper Upscale	23	7.4 %	7,349	15.0 %	1,132,146	16.3 %	154
Sonesta ES Suites®	Extended Stay	Upscale	60	19.4 %	7,326	14.9 %	1,016,111	14.6 %	139
Courtyard by Marriott®	Select Service	Upscale	62	20.1 %	9,115	18.7 %	933,621	13.3 %	102
Simply Suites	Extended Stay	Midscale	61	19.7 %	7,553	15.4 %	606,899	8.7 %	80
Residence Inn by Marriott®	Extended Stay	Upscale	35	11.3 %	4,488	9.2 %	577,640	8.3 %	129
Hyatt Place®	Select Service	Upscale	22	7.1 %	2,724	5.6 %	301,942	4.3 %	111
Radisson® Hotels & Resorts	Full Service	Upscale	5	1.6 %	1,149	2.3 %	159,707	2.3 %	139
Marriott® Hotel	Full Service	Upper Upscale	2	0.6 %	748	1.5 %	132,928	1.9 %	178
Crowne Plaza®	Full Service	Upscale	1	0.3 %	495	1.0 %	123,283	1.8 %	249
Sonesta Select	Select Service	Upscale	9	2.9 %	1,150	2.3 %	110,734	1.6 %	96
Radisson Blu®	Full Service	Upper Upscale	1	0.3 %	360	0.7 %	77,340	1.1 %	215
Country Inns & Suites® by Radisson	Full Service	Upper Midscale	3	1.0 %	430	0.9 %	54,076	0.8 %	126
TownePlace Suites by Marriott®	Extended Stay	Upper Midscale	4	1.3 %	487	1.0 %	50,579	0.7 %	104
SpringHill Suites by Marriott®	Select Service	Upscale	2	0.6 %	263	0.5 %	26,995	0.4 %	103
Other [2]			5	1.6 %	430	0.9 %	25,078	0.4 %	58
Total/Average Hotels			310	100.0 %	49,014	100.0 %	$ 6,961,748	100.0 %	$ 142

(1) Includes five hotels with 430 rooms, with an aggregate carrying value of $10,699 classified as held for sale.
(2) We have entered into an agreement to sell five hotels and we have entered a short-term lease of these properties with the buyer in anticipation of the sale.

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Supplemental Q4 2020 20

Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy Three Months Ended December 31, 2020	Occupancy 2019	Occupancy Change	ADR Three Months Ended December 31, 2020	ADR 2019	ADR Change	RevPAR Three Months Ended December 31, 2020	RevPAR 2019	RevPAR Change
Sonesta [1]	Full Service	22	7,130	26.2 %	71.2 %	(45.0) pts	$ 105.27	$ 129.12	(18.5)%	$ 27.58	$ 91.93	(70.0)%
Royal Sonesta [1]	Full Service	11	3,531	17.8 %	73.3 %	(55.5) pts	130.93	197.46	(33.7)%	23.31	144.74	(83.9)%
Radisson Hotel	Full Service	5	1,149	28.4 %	71.3 %	(42.9) pts	88.13	121.51	(27.5)%	25.03	86.64	(71.1)%
Crowne Plaza	Full Service	1	495	31.9 %	46.0 %	(14.1) pts	87.10	135.61	(35.8)%	27.78	62.38	(55.5)%
Country Inn and Suites	Full Service	3	430	23.5 %	60.8 %	(37.3) pts	83.86	111.99	(25.1)%	19.71	68.09	(71.1)%
Marriott Hotel	Full Service	1	392	34.5 %	78.8 %	(44.3) pts	111.11	159.33	(30.3)%	38.33	125.55	(69.5)%
Radisson Blu	Full Service	1	360	13.1 %	69.7 %	(56.6) pts	89.06	146.19	(39.1)%	11.67	101.89	(88.6)%
Full Service Total / Average		44	13,487	24.2 %	70.7 %	(46.5) pts	106.97	148.14	(27.8)%	25.89	104.73	(75.3)%
Courtyard	Select Service	62	9,115	31.7 %	65.5 %	(33.8) pts	89.97	132.78	(32.2)%	28.52	86.97	(67.2)%
Hyatt Place	Select Service	22	2,724	44.0 %	72.5 %	(28.5) pts	80.42	103.08	(22.0)%	35.38	74.73	(52.7)%
Sonesta Select [1]	Select Service	9	1,150	22.7 %	65.4 %	(42.7) pts	76.71	100.16	(23.4)%	17.41	65.50	(73.4)%
SpringHill Suites	Select Service	2	263	27.6 %	60.2 %	(32.6) pts	87.21	130.28	(33.1)%	24.07	78.43	(69.3)%
Select Service Total / Average		95	13,252	33.4 %	66.8 %	(33.4) pts	86.56	123.34	(29.8)%	28.91	82.39	(64.9)%
Sonesta ES Suites [1]	Extended Stay	60	7,326	57.1 %	69.0 %	(11.9) pts	85.79	116.61	(26.4)%	48.99	80.46	(39.1)%
Simply Suites [1]	Extended Stay	59	7,309	59.0 %	74.6 %	(15.6) pts	62.80	81.25	(22.7)%	37.05	60.61	(38.9)%
Residence Inn	Extended Stay	35	4,488	51.1 %	70.6 %	(19.5) pts	108.06	133.73	(19.2)%	55.22	94.41	(41.5)%
TownePlace Suites	Extended Stay	4	487	43.0 %	70.3 %	(27.3) pts	93.34	114.87	(18.7)%	40.14	80.75	(50.3)%
Other [2]	Extended Stay	5	430	51.3 %	73.1 %	(21.8) pts	57.35	70.48	(18.6)%	29.42	51.52	(42.9)%
Extended Stay Total / Average		163	20,040	56.0 %	71.5 %	(15.5) pts	81.08	105.88	(23.4)%	45.40	75.70	(40.0)%
		302	46,779	40.4 %	69.9 %	(29.5) pts	$ 86.84	$ 122.93	(29.4)%	$ 35.08	$ 85.93	(59.2)%

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

(1) Includes operating data for periods prior to when certain hotels were managed by Sonesta.

(2) We have entered into an agreement to sell five hotels and we have entered a short-term lease of these properties with the buyer in anticipation of the sale.

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Supplemental Q4 2020 21

Hotel Operating Statistics by Service Level - All Hotels

SERVICE PROPERTIES TRUST

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy Three Months Ended December 31, 2020	2019	Change	ADR Three Months Ended December 31, 2020	2019	Change	RevPAR Three Months Ended December 31, 2020	2019	Change
Sonesta [1]	Full Service	23	7,349	26.2 %	71.5 %	(45.3) pts	$ 105.27	$ 129.65	(18.8)%	$ 27.58	$ 92.70	(70.2)%
Royal Sonesta [1]	Full Service	15	4,947	18.0 %	62.4 %	(44.4) pts	133.67	197.01	(32.2)%	24.06	122.93	(80.4)%
Radisson Hotel	Full Service	5	1,149	28.4 %	71.3 %	(42.9) pts	88.13	121.51	(27.5)%	25.03	86.64	(71.1)%
Marriott Hotel	Full Service	2	748	23.9 %	82.3 %	(58.4) pts	144.72	229.80	(37.0)%	34.59	189.13	(81.7)%
Crowne Plaza	Full Service	1	495	31.9 %	46.0 %	(14.1) pts	87.10	135.61	(35.8)%	27.78	62.38	(55.5)%
Country Inn and Suites	Full Service	3	430	23.5 %	60.8 %	(37.3) pts	83.86	111.99	(25.1)%	19.71	68.09	(71.1)%
Radisson Blu	Full Service	1	360	13.1 %	69.7 %	(56.6) pts	89.06	146.19	(39.1)%	11.67	101.89	(88.6)%
Full Service Total / Average		50	15,478	23.4 %	67.9 %	(44.5) pts	113.43	155.50	(27.1)%	26.02	105.13	(75.2)%
Courtyard	Select Service	62	9,115	31.7 %	65.5 %	(33.8) pts	89.97	132.78	(32.2)%	28.52	86.97	(67.2)%
Hyatt Place	Select Service	22	2,724	44.0 %	72.5 %	(28.5) pts	80.42	103.08	(22.0)%	35.38	74.73	(52.7)%
Sonesta Select [1]	Select Service	9	1,150	22.7 %	65.4 %	(42.7) pts	76.71	100.16	(23.4)%	17.41	65.50	(73.4)%
SpringHill Suites	Select Service	2	263	27.6 %	60.2 %	(32.6) pts	87.21	130.28	(33.1)%	24.07	78.43	(69.3)%
Select Service Total / Average		95	13,252	33.4 %	66.8 %	(33.4) pts	86.56	123.34	29.8 %	28.91	82.39	(64.9)%
Simply Suites [1]	Extended Stay	61	7,553	59.0 %	72.5 %	(13.5) pts	62.54	81.18	(23.0)%	36.90	58.86	(37.3)%
Sonesta ES Suites [1]	Extended Stay	60	7,326	57.1 %	69.0 %	(11.9) pts	85.79	116.61	(26.4)%	48.99	80.46	(39.1)%
Residence Inn	Extended Stay	35	4,488	51.1 %	70.6 %	(19.5) pts	108.06	133.73	(19.2)%	55.22	94.41	(41.5)%
TownePlace Suites	Extended Stay	4	487	43.0 %	70.3 %	(27.3) pts	93.34	114.87	(18.7)%	40.14	80.75	(50.3)%
Other [2]	Extended Stay	5	430	51.3 %	73.1 %	(21.8) pts	57.35	70.48	(18.6)%	29.42	51.52	(42.9)%
Extended Stay Total / Average		165	20,284	56.0 %	71.5 %	(15.5) pts	81.08	105.88	(23.4)%	45.40	75.70	(40.0)%
		310	49,014	39.8 %	68.8 %	(29.0) pts	$ 87.53	$ 125.61	(30.3)%	$ 34.84	$ 86.42	(59.7)%

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

(1) Includes operating data for periods prior to when certain hotels were managed by Sonesta.

(2) We have entered into an agreement to sell five hotels and we have entered a short-term lease of these properties with the buyer in anticipation of the sale.

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Supplemental Q4 2020 22

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - Comparable Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)	For the Three Months Ended					For the Year Ended	
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Number of hotels	302	302	302	302	302	285	285
Room revenues	$ 150,857	$ 172,950	$ 103,736	$ 295,503	$ 369,818	$ 662,714	$ 1,365,349
Food and beverage revenues	7,484	6,554	2,351	42,135	59,329	40,188	143,181
Other revenues	8,647	11,220	5,541	13,004	14,511	27,435	41,818
Hotel operating revenues - comparable hotels	166,988	190,724	111,628	350,642	443,658	730,337	1,550,348
Rooms expenses	56,529	55,775	41,198	95,456	106,120	222,959	370,426
Food and beverage expenses	9,241	9,219	6,762	37,158	44,618	41,313	108,269
Other direct and indirect expenses	107,844	94,238	76,188	139,896	148,369	363,801	507,672
Management fees	2,214	1,709	968	2,646	3,390	5,759	8,359
Real estate taxes, insurance and other	27,066	26,352	26,922	27,822	26,263	90,319	89,204
FF&E reserves [4]	390	262	3	9,992	16,034	10,270	66,272
Hotel operating expenses - comparable hotels	203,284	187,555	152,041	312,970	344,794	734,421	1,150,202
Hotel EBITDA	$ (36,296)	$ 3,169	$ (40,413)	$ 37,672	$ 98,864	$ (4,084)	$ 400,146
Loss contingency [12]	3,962	–	–	–	–	3,962	–
Hotel manager transition costs [13]	14,212	–	–	–	–	12,743	–
Adjusted Hotel EBITDA	$ (18,122)	$ 3,169	$ (40,413)	$ 37,672	$ 98,864	$ 12,621	$ 400,146
Adjusted Hotel EBITDA Margin	(11)%	2 %	(36)%	11 %	22 %	2 %	26 %
Hotel operating revenues (GAAP) [1]	$ 174,520	$ 199,719	$ 117,356	$ 383,503	$ 467,805	$ 875,098	$ 1,989,173
Hotel operating revenues from non-comparable hotels	(7,532)	(8,995)	(5,728)	(32,861)	(24,147)	(144,761)	(438,825)
Hotel operating revenues - comparable hotels	$ 166,988	$ 190,724	$ 111,628	$ 350,642	$ 443,658	$ 730,337	$ 1,550,348
Hotel operating expenses (GAAP) [1]	$ 204,998	$ 174,801	$ 46,957	$ 271,148	$ 334,916	$ 697,904	$ 1,410,927
Add (less)							
Hotel operating expenses from non-comparable hotels	(16,112)	(18,603)	(16,695)	(39,833)	(25,169)	(211,345)	(345,157)
Reduction for security deposit and guaranty fundings, net	13,387	30,474	121,155	70,506	15,907	235,522	29,162
Management and incentive management fees paid from cashflows in excess of minimum returns and rents	–	–	–	–	3,106	–	(11,002)
FF&E reserves from managed hotel operations [4]	390	262	3	10,942	16,034	10,270	66,272
Other [15]	621	621	621	207	–	2,070	–
Hotel operating expenses - comparable hotels	$ 203,284	$ 187,555	$ 152,041	$ 312,970	$ 344,794	$ 734,421	$ 1,150,202

See accompanying notes on page 11.

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Supplemental Q4 2020 23

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Room revenues	$ 159,022	$ 182,366	$ 109,516	$ 322,668	$ 397,995	$ 773,572	$ 1,732,994
Food and beverage revenues	7,911	6,786	2,411	49,722	67,080	66,830	258,336
Other revenues	9,485	12,895	9,667	16,292	27,485	48,339	81,665
Hotel operating revenues	176,418	202,047	121,594	388,682	492,560	888,741	2,072,995
Rooms expenses	59,784	59,711	44,267	107,066	116,048	270,828	479,681
Food and beverage expenses	9,928	11,420	8,325	46,045	52,117	75,718	204,477
Other direct and indirect expenses	112,428	97,993	80,827	146,671	152,714	437,919	629,304
Management fees	2,436	1,781	969	2,864	3,465	8,050	15,233
Real estate taxes, insurance and other	36,655	37,169	36,263	44,288	44,869	154,375	162,201
FF&E reserves [4]	390	262	(515)	11,137	17,343	11,274	74,015
Hotel operating expenses	221,621	208,336	170,136	358,071	386,556	958,164	1,564,911
Hotel EBITDA	$ (45,203)	$ (6,289)	$ (48,542)	$ 30,611	$ 106,004	$ (69,423)	$ 508,084
Loss contingency [12]	3,962	–	–	–	–	3,962	–
Hotel manager transition costs [13]	15,100	–	–	–	–	15,100	–
Adjusted Hotel EBITDA	$ (26,141)	$ (6,289)	$ (48,542)	$ 30,611	$ 106,004	$ (50,361)	$ 508,084
Adjusted Hotel EBITDA Margin	(15)%	(3)%	(40)%	8 %	22 %	(6)%	25 %
Hotel operating revenues (GAAP) [1]	$ 174,520	$ 199,719	$ 117,356	$ 383,503	$ 467,805	$ 875,098	$ 1,989,173
Add: hotel revenues of leased hotels	1,898	2,328	4,238	5,179	24,755	13,643	83,822
Hotel operating revenues	$ 176,418	$ 202,047	$ 121,594	$ 388,682	$ 492,560	$ 888,741	$ 2,072,995
Hotel operating expenses (GAAP) [1]	$ 204,998	$ 174,801	$ 46,957	$ 271,148	$ 334,916	$ 697,904	$ 1,410,927
Add (less)							
Reduction for security deposit and guaranty fundings, net	13,387	30,474	121,155	70,506	15,907	235,522	29,162
Hotel expenses for leased hotels	2,225	2,178	1,403	5,268	16,297	11,074	66,187
Management and incentive management fees paid from cashflows in excess of minimum returns and rents	–	–	–	–	3,106	–	(11,002)
FF&E reserves from managed hotel operations [4]	390	262	–	10,942	16,330	11,594	69,637
Other [15]	621	621	621	207	–	2,070	–
Hotel operating expenses	$ 221,621	$ 208,336	$ 170,136	$ 358,071	$ 386,556	$ 958,164	$ 1,564,911

See accompanying notes on page 11.

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Supplemental Q4 2020 24

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of December 31, 2020
(dollars in thousands)

	Brand	No. of Buildings	Square Feet	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Coverage
1.	TravelCenters of America	134	3,720,693	$ 2,281,589	44.2 %	$ 168,011	45.5 %	1.95x
2.	Petro Stopping Centers	45	1,470,004	1,021,226	19.8 %	78,099	21.1 %	1.55x
3.	AMC Theatres	11	575,967	102,580	2.0 %	6,750	1.8 %	0.46x
4.	The Great Escape	14	542,666	98,242	1.9 %	7,140	1.9 %	1.70x
5.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.6 %	1.08x
6.	Buehler's Fresh Foods	5	502,727	76,536	1.5 %	5,657	1.5 %	4.79x
7.	Heartland Dental	59	234,274	61,120	1.2 %	4,493	1.2 %	3.24x
8.	Pizza Hut	58	189,609	58,312	1.1 %	3,954	1.1 %	1.42x
9.	Express Oil Change	23	83,825	49,724	1.0 %	3,379	0.9 %	4.03x
10.	Regal Cinemas	6	266,546	44,476	0.9 %	3,658	1.0 %	0.85x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,151	0.9 %	3.75x
12.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	2,400	0.6 %	0.89x
13.	Fleet Farm	1	218,248	37,802	0.7 %	2,622	0.7 %	3.57x
14.	Church's Chicken	45	59,523	35,995	0.7 %	2,587	0.7 %	2.02x
15.	America's Auto Auction	6	72,338	34,314	0.7 %	2,992	0.8 %	4.85x
16.	Burger King	21	68,710	34,289	0.7 %	2,066	0.6 %	1.65x
17.	Hardee's	19	62,792	31,844	0.6 %	2,077	0.6 %	0.77x
18.	Martin's	16	81,909	31,144	0.6 %	2,080	0.6 %	1.73x
19.	Creme de la Creme	4	81,929	29,131	0.6 %	2,429	0.7 %	0.73x
20.	Mister Car Wash	5	41,456	28,658	0.6 %	2,086	0.6 %	4.88x
21.	Popeye's Chicken & Biscuits	20	45,708	28,434	0.6 %	1,900	0.5 %	3.47x
22.	United Supermarkets	6	236,178	26,121	0.5 %	1,686	0.5 %	5.09x
23.	Golden Corral	6	60,185	25,816	0.5 %	1,759	0.5 %	0.85x
24.	Pike Nursery	5	56,065	16,192	0.3 %	1,752	0.5 %	3.17x
25.	Mealey's Furniture	2	95,684	12,952	0.3 %	1,434	0.4 %	0.72x
26.	Other [2]	278	4,026,306	816,943	15.6 %	49,661	13.2 %	3.49x
	Total	799	13,455,405	$ 5,157,426	100.0 %	$ 369,593	100.0 %	2.14x


TA
Regular
3.79 9/10
V-Power
POPEYES
LOUISIANA
N

(1) Includes six net lease properties with an aggregate carrying value of $2,844 classified as held for sale.
(2) Consists of 102 distinct brands with an average investment of $2,939 per building.

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Supplemental Q4 2020 25

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2020
(dollars in thousands)

	Industry	No. of Buildings	Square Feet	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Coverage
1.	Travel Centers	182	5,238,765	$ 3,344,496	65.0%	$ 249,261	67.5%	1.85x
2.	Restaurants-Quick Service	239	743,933	319,335	6.2%	20,724	5.6%	2.43x
3.	Restaurants-Casual Dining	56	391,163	198,932	3.9%	10,982	3.0%	1.66x
4.	Health and Fitness	14	870,841	189,215	3.7%	11,541	3.1%	1.06x
5.	Movie Theaters	20	1,047,804	168,970	3.3%	13,008	3.5%	0.52x
6.	Grocery	19	1,020,819	129,219	2.5%	9,112	2.5%	4.64x
7.	Medical/Dental Office	72	409,706	118,098	2.3%	9,247	2.5%	3.42x
8.	Miscellaneous Retail	19	598,731	114,433	2.2%	8,892	2.4%	1.99x
9.	Automotive Parts and Service	63	210,152	96,496	1.9%	6,583	1.8%	3.22x
10.	Automotive Dealers	9	172,251	64,756	1.3%	5,125	1.4%	4.99x
11.	Entertainment	4	199,853	61,436	1.2%	2,435	0.7%	1.41x
12.	Sporting Goods	3	331,864	52,022	1.0%	3,549	1.0%	3.15x
13.	Educational Services	8	169,074	41,012	0.8%	4,303	1.2%	2.01x
14.	Miscellaneous Manufacturing	6	758,146	31,824	0.6%	2,253	0.6%	16.04x
15.	Building Materials	27	430,164	30,036	0.6%	2,515	0.7%	5.64x
16.	Car Washes	5	41,456	28,658	0.6%	2,086	0.6%	4.88x
17.	Drug Stores and Pharmacies	8	82,543	23,970	0.5%	1,576	0.4%	1.41x
18.	Home Furnishings	3	96,388	12,946	0.3%	1,686	0.5%	1.11x
19.	Legal Services	5	25,429	11,362	0.2%	1,039	0.3%	2.06x
20.	Apparel	1	89,305	11,027	0.2%	670	0.2%	3.14x
21.	General Merchandise	3	99,233	7,492	0.1%	541	0.1%	3.48x
22.	Dollar Stores	3	27,593	2,971	0.1%	186	0.1%	3.09x
23.	Other [2]	12	252,834	56,217	0.7%	2,279	0.3%	4.33x
24.	Vacant	18	147,358	42,503	0.8%	–	–%	–
	Total	799	13,455,405	$ 5,157,426	100.0%	$ 369,593	100.0%	2.14x


HEARTLAND
DENTAL

(1) Includes six net lease properties with an aggregate carrying value of $2,844 classified as held for sale.
(2) Consists of miscellaneous businesses with an average investment of $4,685 per building.

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Supplemental Q4 2020 26

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of December 31, 2020
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Buildings	Square Feet	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Coverage
1.	TravelCenters of America Inc.	TravelCenters of America / Petro Stopping Centers	179	5,190,696	$ 3,302,815	64.0 %	$ 246,110	66.6 %	12.40	1.83x [2][3]
2.	American Multi-Cinema, Inc.	AMC Theatres	11	575,967	102,580	2.0 %	6,750	1.8 %	2.25	0.35x
3.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,140	1.9 %	6.00	1.70x
4.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.6 %	14.70	1.08x [2]
5.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,536	1.5 %	5,657	1.5 %	15.09	4.79x [2]
6.	Professional Resource Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,493	1.2 %	5.50	3.24x
7.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,379	0.9 %	14.50	3.50x
8.	Regal Cinemas, Inc.	Regal Cinemas	6	266,546	44,476	0.9 %	3,658	1.0 %	0.33	0.85x
9.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,151	0.9 %	8.23	3.50x
10.	Automotive Remarketing Group, Inc.	Automotive Remarketing Group	6	72,338	34,314	0.7 %	2,992	0.8 %	14.60	4.85x
	Sub-total, Top 10		309	7,937,443	3,904,105	75.8 %	289,100	78.2 %	11.85	1.91x
11.	Other [4]	Various	490	5,517,962	1,253,321	24.2 %	80,493	21.8 %	7.55	2.98x
	Total		799	13,455,405	$ 5,157,426	100.0 %	$ 369,593	100.0 %	10.91	2.14x

(1) Includes six net lease properties with an aggregate carrying value of $2,844 classified as held for sale.
(2) Leases subject to full or partial guarantee.
(3) TA is our largest tenant. As of December 31, 2020, we leased 179 travel centers (134 under the TravelCenters of America brand and 45 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2029, 2031, 2032, 2033 and 2035, respectively. TA has two renewal options for 15 years each for all of the travel centers. In addition to the payment of our minimum rent, these leases provide for payment to us of percentage rent based on increases in total non-fuel revenues over base levels (3.5% of non-fuel revenues above threshold amounts defined in the agreements). TA's remaining deferred rent obligation of $39,632 is due in quarterly installments of $4,404 through January 31, 2023.
(4) Consists of 160 tenants with an average investment of $7,867.

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Supplemental Q4 2020 27

Supplemental Q4 2020 28 Year (1) Square Feet Annualized Minimum Rent Expiring (2) Percent of Total Annualized Minimum Rent Expiring Cumulative % of Total Annualized Minimum Rent Expiring 2021 352,091 $ 4,059 1.1% 1.1% 2022 440,333 5,502 1.5% 2.6% 2023 320,538 3,511 0.9% 3.5% 2024 779,868 10,040 2.7% 6.2% 2025 431,461 8,980 2.4% 8.6% 2026 872,759 9,967 2.7% 11.3% 2027 954,731 13,372 3.6% 14.9% 2028 552,913 9,420 2.5% 17.4% 2029 1,321,924 47,699 12.9% 30.3% 2030 216,663 4,290 1.2% 31.5% 2031 1,469,746 50,022 13.5% 45.0% 2032 1,233,445 51,866 14.1% 59.1% 2033 1,105,889 53,301 14.5% 73.6% 2034 135,978 4,557 1.2% 74.8% 2035 2,577,853 83,802 22.8% 97.6% 2036 320,792 5,357 1.4% 99.0% 2037 — — — 99.0% 2038 10,183 416 0.1% 99.1% 2039 185,437 3,278 0.9% 100.0% 2040 1,739 154 —% 100.0% Total 13,284,343 $ 369,593 100.0% Weighted Average Lease Term 9.4 years 10.9 years (1) The year of lease expiration is pursuant to contract terms. (2) Includes six net lease properties with an aggregate carrying value of $2,844 and annual minimum rent of $121 classified as held for sale. Net Lease Portfolio - Expiration Schedule As of December 31, 2020 (dollars in thousands) RETURN TO TABLE OF CONTENTS

Supplemental Q4 2020 29 As of and For the Three Months Ended 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Properties (end of period) 799 804 809 813 816 Total square feet 13,455,405 13,682,477 13,728,893 14,511,567 14,886,967 Square feet leased 13,284,343 13,424,005 13,548,122 14,262,947 14,539,128 Percentage leased 98.7% 98.1% 98.7% 98.3% 97.7 % As of and For the Three Months Ended 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Vacant properties beginning of period 14 15 17 17 — Vacant property sales (4) (3) (4) (5) — Lease terminations 8 2 2 5 — Vacant properties end of the period 18 14 15 17 17 Net Lease Portfolio - Occupancy Summary As of December 31, 2020 (dollars in thousands) RETURN TO TABLE OF CONTENTS

Supplemental Q4 2020 30 Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO: We calculate funds from operations, or FFO, and Normalized FFO as shown on page 9. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the item shown on page 9 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 10. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 10 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Adjusted Hotel EBITDA Margin: is the percentage of Adjusted Hotel EBITDA of hotel operating revenues. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at our hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: We present RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. We generally define comparable hotels as those that we owned and were open and operating for the entire periods being compared. For the three months ended December 31, 2020 and 2019, we excluded eight hotels from our comparable results. One of these hotels was not owned for the entire periods, three were closed for major renovations and four suspended operations during part of the periods presented. For the year ended December 31, 2020 and 2019, we excluded 25 hotels from our comparable results. Three of these hotels were not owned for the entire periods, three were closed for major renovations and 19 suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in our debt agreements, is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Non-GAAP Financial Measures and Certain Definitions RETURN TO TABLE OF CONTENTS

Supplemental Q4 2020 31 Coverage: We define net lease coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. Tenants that do not report operating information are excluded from the coverage calculations. Coverage amounts include data for certain properties for periods prior to when we acquired them. In instances where we do not have financial information for the most recent quarter from our tenants, we have calculated an implied EBITDAR for the 2020 fourth quarter using industry benchmark data to more accurately reflect the impact of COVID-19 on our tenants’ operations. We believe using only financial information from the earlier periods could be misleading as it would not reflect the negative impact those tenants experienced as a result of the COVID-19 pandemic. As a result, we believe using this industry benchmark data provides a more accurate estimated representation of recent operating results and coverage for those tenants. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. FF&E Reserve: Most of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund FF&E reserves. We own all the FF&E reserve escrows for our hotels. Our net lease agreements do not require FF&E escrow deposits; however, certain tenants may request that we fund capital improvements in return for increases in the annual minimum rent. Our tenants are generally not obligated to request and we are not obligated to fund any such improvements. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA and Adjusted Hotel EBITDA: We define Hotel EBITDA, a non-GAAP financial measure, as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in our consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items we believe do not reflect the ongoing operating performance of our hotels. We believe that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as key measures of the profitability of our hotel operations. Investment: We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any. Minimum Return/Rent: Each of our management agreements or leases with hotel operators provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Each of our agreements with our net lease tenants provides for payment to us of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations payable to us under our leases with TA and the estimated future payments to us under our TA leases for the cost of removing underground storage tanks at our travel centers on a straight line basis or any reimbursement of expenses paid by us. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of our hotels. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure performance over comparable periods. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued) RETURN TO TABLE OF CONTENTS

Supplemental Q4 2020 32 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS